UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 25, 2021
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 25, 2021, Mettler-Toledo International Inc. (“Mettler-Toledo”) and certain of its subsidiaries entered into an amendment agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and certain other financial institutions (the “Amendment Agreement”), which amended the credit agreement among Mettler-Toledo, certain of its subsidiaries and certain financial institutions, dated as of December 20, 2011, as previously amended by that certain Amendment No. 1 to Credit Agreement dated as of November 26, 2013, that certain Amendment No. 2 to Credit Agreement dated as of April 24, 2015, that certain Amendment No. 3 to Credit Agreement dated as of December 17, 2015 and that certain Amendment No. 4 to Credit Agreement dated as of June 15, 2018 (the “Credit Agreement” and as amended by the Amendment Agreement, the “Amended Credit Agreement”). The Amended Credit Agreement is described in Item 2.03 hereof.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2021, Mettler-Toledo and certain of its subsidiaries entered into the Amendment Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and certain other financial institutions, which amended the Credit Agreement among Mettler-Toledo, certain of its subsidiaries and certain financial institutions, dated as of December 20, 2011 as previously amended by that certain Amendment No. 1 to Credit Agreement dated as of November 26, 2013, that certain Amendment No. 2 to Credit Agreement dated as of April 24, 2015, that certain Amendment No. 3 to Credit Agreement dated as of December 17, 2015 and that certain Amendment No. 4 to Credit Agreement dated as of June 15, 2018. One existing subsidiary of Mettler-Toledo was removed as a swingline facility borrower under the Amended Credit Agreement.

The Amended Credit Agreement is a revolving credit facility.

The material terms of the Amended Credit Agreement are substantially similar to the terms of the Credit Agreement, except with respect to maturity, applicable interest rates and maximum facility size. The principal amount committed under the Credit Agreement of $1,100,000,000 has been increased under the Amended Credit Agreement to $1,250,000,000.

Amounts outstanding under the Amended Credit Agreement are repayable in 2026, which maturity can be extended for two additional years at Mettler-Toledo’s request made on or before May 26, 2025. Borrowings under the Amended Credit Agreement are not subject to any scheduled principal payments prior to maturity and bear interest at applicable benchmark rates plus a margin based on Mettler-Toledo’s then-applicable consolidated net leverage ratio and is currently set at LIBOR plus 0.875% until the Administrative Agent’s receipt of the quarterly financial statements for the first fiscal quarter ending after the closing date for the Amended Credit Agreement. Mettler-Toledo must also pay facility fees that are tied to its then-applicable consolidated net leverage ratio.

The Amended Credit Agreement requires Mettler-Toledo to maintain (i) a ratio of net funded indebtedness to Consolidated EBITDA of 3.5 to 1.0 or less except that the required maximum ratio may increase to 4.0 to 1.0 for the four consecutive fiscal quarter period commencing with the fiscal quarter in which an acquisition having total consideration (including, without limitation, all cash payments, assumed indebtedness, issued equity interests and earn outs in connection with such acquisition) greater than $250,000,000 and (ii) an interest coverage ratio of 3.0 to 1.0 or greater. The Amended Credit Agreement also contains certain customary affirmative and negative covenants, which, among other things, limit Mettler-Toledo’s ability to grant liens or incur debt at a subsidiary level. Events of default under the Amended Credit Agreement include non-payment, covenant breaches, incorrect representations and warranties, cross-default, insolvency proceedings, inability to pay debts, attachment, judgments, ERISA events, and change of control.

The Amended Credit Agreement is unsecured. Mettler-Toledo provides a guarantee under the Amended Credit Agreement of borrowings and other specified obligations of each subsidiary borrower.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Amendment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference and the Credit Agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1     Amendment No. 5 to Credit Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and certain other financial institutions, dated as of June 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date:	June 25, 2021	By:	/s/ Michelle Roe
Michelle Roe
General Counsel

Exhibit Index

Exhibit No.    Description

10.1    Amendment No. 5 to Credit Agreement among Mettler-Toledo International Inc., certain of its subsidiaries, JPMorgan Chase Bank, N.A. and certain other financial institutions, dated as of June 25, 2021

5